Exhibit 10.3

Execution Copy

MUTUAL PARTICIPATION AGREEMENT

by and among

WISDOMTREE INVESTMENTS, INC.

(“WisdomTree”)

WISDOMTREE ASSET MANAGEMENT, INC.

(“WTAM”)

and

MELLON CAPITAL MANAGEMENT CORPORATION

(“Mellon Capital”)

THE DREYFUS CORPORATION

(“Dreyfus”)

Dated January 24, 2008

i

ARTICLE VI

	INTELLECTUAL PROPERTY POLICIES	16
6.1	Defined Terms	16
6.2	License Agreements	16
6.3	Co-Branding	17
6.4	Proprietary Indices	17

ARTICLE VII

	ADDITIONAL AGREEMENTS	18
7.1	Establishment of Competing ETFs	18
7.2	Change of Control	19
7.3	Acquisitions	20
7.4	Non-Solicitation of Employees	21
7.5	Notification of Certain Events	21

ARTICLE VIII

	TERMINATION	22
8.1	Term of the Venture	22
8.2	Termination of Venture	22
8.3	Effect of Termination of Subadvisory Agreement	22
8.4	Winding Up of the Venture and Termination of Agreement	22
8.5	Buy-Sell Rights Upon Termination of the Agreement	23

ARTICLE IX

	DISPUTE RESOLUTION	25
9.1	Exclusive Nature	25
9.2	Mediation and Arbitration	25
9.3	Dispute Resolution Confidentiality	25

ARTICLE X

	MISCELLANEOUS	25
10.1	Confidentiality	25
10.2	Notices	28
10.3	Governing Law	28
10.4	Captions	28
10.5	Counterparts; Facsimile Transmission	28
10.6	Severability	28
10.7	Binding Effect; Assignment	29
10.8	Modification; Waiver	29
10.9	Publicity	29
10.10	Entire and Sole Agreement	29
10.11	Further Assurances	29

ii

EXHIBITS

Exhibit A	Sub-Advisory Agreement

Exhibit B	Costs And Expenses

Exhibit C	Party Marks

Exhibit D-1	Reserved

Exhibit D-2	Reserved

Exhibit E	List of Companies Under Section 7.2(d)(i)

i

MUTUAL PARTICIPATION AGREEMENT

This MUTUAL PARTICIPATION AGREEMENT (this “Agreement”) is made this 24th day of January 2008 (the “Effective Date”) by and between WisdomTree Investments, Inc., a Delaware corporation (“WisdomTree”), WisdomTree Asset Management, Inc., a Delaware corporation (“WTAM” and together with WisdomTree, the “WisdomTree Parties”), Mellon Capital Management Corporation, a Delaware corporation (“Mellon Capital”), and The Dreyfus Corporation, a New York corporation (“Dreyfus” and together with Mellon Capital, the “Mellon Parties”). WisdomTree, WTAM, Mellon Capital and Dreyfus are referred to herein individually as a “Party” and together as the “Parties.”

Recitals

A. WisdomTree is the sponsor of a family of exchange-traded funds (the “WisdomTree ETFs”), each formed as a series of WisdomTree Trust, a Delaware statutory trust and an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and authorized to have multiple portfolio series (the “Trust”).

B. WTAM is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and serves as investment adviser to each of the WisdomTree ETFs.

C. Mellon Capital and Dreyfus are each an investment adviser registered under the Advisers Act.

D. The Parties desire to enter into a mutual participation arrangement (the “Venture”) pursuant to which the Parties will collaborate in developing, operating and offering a series of single- or co-branded ETFs (as defined below), each to be formed as a new portfolio series of the Trust and to be managed according to certain fixed income, currency and cash investment strategies to be identified or developed in cooperation by the Parties (the “New ETFs”).

E. As part of the Venture, the Parties will contribute cash, a grant of certain intellectual property licenses to allow for the use by the New ETFs of trade names and trademarks for the co-branding of the New ETFs, as well as any new Proprietary Indices (as defined below), and certain other services, including services to be performed pursuant to separate contractual arrangements by and among certain of the Parties, their ultimate parent corporations or other majority-owned direct or indirect subsidiaries of the Parties’ or their parent corporations (each such parent or subsidiary corporation, an “Affiliate” of a Party and, collectively, the Party’s “Affiliates”), and the Trust (the “Ancillary Agreements”), critical to the success of the Venture on the terms provided for herein.

Agreement

In consideration of the premises and the mutual covenants hereinafter set forth, and intending to be legally bound, WisdomTree, WTAM, Mellon Capital and Dreyfus hereby agree as follows:

ARTICLE I

GENERAL TERMS

1.1 New ETFs and Proprietary Indices. The Parties shall collaborate in developing, organizing, operating, offering and promoting the New ETFs and the associated Proprietary Indices, if any. As further provided below, WisdomTree and Mellon Capital, or their respective Affiliates, will share ownership rights to all Proprietary Indices developed in cooperation by the Parties as part of the Venture.

(a) For purposes of this Agreement, an “ETF” means:

(i) any open-end management investment company or unit investment trust registered under the 1940 Act that issues and redeems any series of redeemable securities in compliance with the conditions of an exemptive order or regulation issued or promulgated by the U.S. Securities and Exchange Commission (the “SEC”) permitting, among other things, (A) the shares to be issued and redeemed only in large aggregations, typically 50,000 shares or more (“Creation Units”), and (B) secondary market transactions in the shares to occur at negotiated prices on national securities exchanges, as defined in Section 2(a)(26) of the 1940 Act (an “Exchange”), and lists such redeemable securities for trading on an Exchange;

(ii) any exchange traded product (“ETP”), such as a grantor trust or other entity registered under the Securities Act of 1933, as amended (the “1933 Act”) that (A) is not registered as an investment company under the 1940 Act, (B) is typically treated as a pass through entity under the Internal Revenue Code, (C) issues and redeems a series of redeemable securities in large aggregations, and (D) whose redeemable securities are listed for trading on one or more Exchanges and trade through secondary market transactions at negotiated prices on such Exchanges; or

(iii) any exchange traded note (“ETN”) registered under the 1933 Act that (A) provides for payments based on the performance of an index or pool of assets, (B) trades through secondary market transactions at negotiated prices on one or more Exchanges, and (C) is listed for trading on one or more Exchanges.

(b) New ETFs will be limited to ETFs that are managed according to a fixed income, cash or currency investment strategy, including ETFs that invest primarily in the investments described in the definition of “Proprietary Index” below. A list of potential New ETFs shall be developed by the Steering Committee (as defined below). Such list of New ETFs may be modified by the Steering Committee, including by adding or removing New ETFs.

1.2 Term. This Agreement shall remain in effect until its termination in accordance with Article VIII herein.

1.3 Expenses. Each of the Parties hereto will bear all costs, charges and expenses incurred by such Party in connection with this Agreement and the consummation of the transactions contemplated herein. Each Party will be solely responsible for compensating any of its officers or employees that work on the Venture, including those that such Party designates to serve on the Steering Committee (as defined below) or on any Management Committee (as defined below). Nothing in this Agreement is intended to specifically obligate any Party to hire additional employees to perform any of the services contemplated herein.

1.4 No Individual Authority. No Party shall, without the express, prior written consent of another Party, take any action for or on behalf of or in the name of such other Party, or assume, undertake or enter into any commitment, debt, duty or obligation binding upon such other Party, except as expressly provided in an Ancillary Agreement to which the other Party is a party. Any action taken in violation of this Section 1.4 shall be void. Each of the WisdomTree Parties shall indemnify and hold harmless the Mellon Parties, and each of the Mellon Parties shall indemnify and hold harmless the WisdomTree Parties, from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorney’s fees and all court costs), arising directly or indirectly, in whole or in part, out of any breach of this Section 1.4 by such Parties, unless and to the extent such Parties acted in good faith. This provision shall survive termination of this Agreement.

1.5 Geographic Scope. While the initial focus of the Venture shall be the United States, it is the Parties’ intent that the scope of the Venture may be expanded under a separate agreement to include exchange-traded products that would qualify as New ETFs except to the extent that they would be organized, registered and traded outside the United States (“Offshore ETFs”). To the extent the Parties decide to develop and offer such Offshore ETFs, such Offshore ETFs will, unless otherwise agreed to by the Parties, be based in Dublin, Ireland formed under a new offshore trust established by WisdomTree.

1.6 Board of Trustees and Shareholder Vote. Notwithstanding the obligations of the Parties provided for herein and in the Ancillary Agreements, the Parties understand and agree that the Board of Trustees of each New ETF (the “Board of Trustees”) shall have the fiduciary obligation and ultimate authority to manage the affairs of each New ETF. In addition, certain matters shall require the vote of a majority of the outstanding voting securities of each New ETF. Specifically and as may be provided for in greater detail in the Ancillary Agreements:

(a) With respect to each New ETF, each of the initial Advisory Agreement (as defined below) and Sub-Advisory Agreement (as defined below), and any material subsequent changes thereto as provided under the 1940 Act and relevant SEC guidance, will be subject to approval by the vote of a majority of the outstanding voting securities of each New ETF.

(b) After the initial two-year period, the terms of each of the Advisory Agreement and Sub-Advisory Agreement shall be subject to approval annually by a majority of the Trustees (each, a “Trustee”) of the Trust who are not “interested” persons as defined under the 1940 Act.

(c) With respect to each New ETF, each of the Advisory Agreement and Sub-Advisory Agreement will be subject to termination at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of each New ETF on not more than sixty days’ written notice to the Investment Adviser or Sub-adviser (as defined below), as the case may be.

(d) Each of the Advisory Agreement and Sub-Advisory Agreement will automatically terminate in case of its “assignment,” as defined under the 1940 Act.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

As a material inducement for each Party to provide its designated contributions and services as described herein to and initiate the Venture, the Parties hereby represent and warrant to each other:

2.1 The WisdomTree Parties Representations and Warranties.

(a) Organization and Corporate Power. Each of the WisdomTree Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the WisdomTree Parties has duly authorized the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party. Each of the WisdomTree Parties has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate it properties, to carry on its businesses as now conducted and presently proposed to be conducted, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on such WisdomTree Party or the Venture.

(b) Binding Effect. This Agreement and each Ancillary Agreement to which it is a party, constitutes a valid and binding obligation of each of the WisdomTree Parties enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors’ rights generally.

(c) Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority, except any SEC exemptive relief in connection with the formation of the New ETFs, is required in connection with the execution, delivery and performance by each WisdomTree Party of this Agreement or the Ancillary Agreements to which it is a party, or the consummation by such WisdomTree Party of any of the transactions contemplated hereby or thereby.

(d) Registrations and Licenses. For the purposes of carrying out each WisdomTree Party’s duties under this Agreement and the Ancillary Agreements, each WisdomTree Party is, and during the term of this Agreement will be, appropriately registered and hold the necessary licenses to act in its respective capacities set forth herein, wherever and in all relevant jurisdictions, as required, and its officers, directors, managers, partners and/or employees are registered or licensed to act in their respective capacities, in each such jurisdiction where such registration or license is required by applicable law. Each WisdomTree Party agrees to promptly provide written notice to the Mellon Parties of any failure to maintain such registrations or licenses.

2.2 The Mellon Parties Representations and Warranties.

(a) Organization and Corporate Power. Each of the Mellon Parties are duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Mellon Parties has duly authorized the execution, delivery and performance of this Agreement and each Ancillary Agreements to which it is a party. Each of the Mellon Parties has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate it properties, to carry on its businesses as now conducted and presently proposed to be conducted, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on such Mellon Party or the Venture.

(b) Binding Effect. This Agreement and each Ancillary Agreement to which the Mellon Parties is a party, constitutes a valid and binding obligation of the Mellon Parties enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors’ rights generally.

(c) Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority, except any SEC exemptive relief in connection with the formation of the New ETFs, is required in connection with the execution, delivery and performance by the Mellon Parties of this Agreement or the Ancillary Agreements to which they are party, or the consummation by the Mellon Parties of any of the transactions contemplated hereby or thereby.

(d) Registrations and Licenses. For the purposes of carrying out each Mellon Party’s duties under this Agreement and the Ancillary Agreements, each Mellon Party is, and during the term of this Agreement will be, appropriately registered and hold the necessary licenses to act in its respective capacities set forth herein, wherever and in all relevant jurisdictions, as required, and its officers, directors, managers, partners and/or employees are registered or licensed to act in their respective capacities, in each such jurisdiction where such registration or license is required by applicable law. Each Mellon Party agrees to promptly provide written notice to the WisdomTree Parties of any failure to maintain such registrations or licenses.

ARTICLE III

RESPONSIBILITIES OF THE PARTIES

3.1 The WisdomTree Parties.

(a) General Responsibilities.

(i) WTAM, directly or indirectly through Affiliates, will have oversight responsibility for the formation, organization and registration of each of the New ETFs, including with respect to regulatory filings, registrations, authorizations and obtaining of any regulatory relief required for the formation of the New ETFs.

(ii) As provided in the Advisory Agreement, and as between the Parties, WTAM will have the primary responsibility for coordinating and liaising with, and reporting to, the Trust’s Board of Trustees and the Trust’s officers with respect to the New ETFs.

(iii) WTAM will lead the marketing and distribution efforts of each New ETF through the customary sales channels through which the other WisdomTree ETFs are generally marketed and promoted, including, without limitations, broker-dealers, independent registered investment advisers and institutional accounts. The WisdomTree Parties will continue to employ personnel sufficient to conduct such marketing and distribution efforts and will bear the expenses of their activities. It is expected that the Trust shall engage the third-party distributor that currently provides distribution services to the WisdomTree ETFs, to provide similar services to the New ETFs, including the preparation and filing, as may be necessary, of all marketing and advertising materials for the New ETFs.

(b) WisdomTree Ancillary Agreement. Subject to the approval of the Trust’s Board of Trustees, WTAM will act as the investment adviser for each New ETF pursuant to the terms of an investment advisory agreement substantially in the form of the existing advisory agreement between the Trust and WTAM on behalf of WisdomTree ETFs (except for the fees, expenses and charges payable thereunder, which shall be separately negotiated) (the “Advisory Agreement,” which shall be an Ancillary Agreement for purposes of this Agreement). Under the terms of the Advisory Agreement, it is expected that WTAM will be responsible for the general day-to-day operation and administration of the New ETFs and the payment of certain Fund Costs (as defined below). Among other things, WTAM will be responsible for arranging for, overseeing, and liaising on behalf of the Trust with, such providers of services, including, without limitation, the Mellon Parties, as may be necessary for the New ETFs to operate and offer their shares to investors. The Trust shall pay to WTAM a fee with respect to each New ETF as set forth in the Advisory Agreement (the “Advisory Fee”) as full compensation for all services provided to the Trust with respect to the New ETFs by WTAM under the Advisory Agreement.

3.2 The Mellon Parties.

(a) Mellon Ancillary Agreements. Subject to the approval of the Trust’s Board of Trustees, Mellon Capital and Dreyfus shall enter into a Sub-Advisory Agreement with WTAM, and Mellon Capital shall arrange for The Bank of New York, a New York bank (“BNY”), to enter into certain other agreements with the Trust (together with the Sub-Advisory Agreement, the “Mellon Ancillary Agreements”) for the provision of various services to the Trust and the New ETFs as set forth below:

(i) Subject to the approval of the Trust’s Board of Trustees and pursuant to the terms of a Sub-Advisory Agreement substantially in the form attached as Exhibit A hereto to be entered into by and among WTAM, Mellon Capital and Dreyfus (in each case, the “Subadviser”) (the “Sub-Advisory Agreement”), the Subadviser will act as an investment subadviser to each of the New ETFs. Dreyfus will act as the Subadviser of any New ETF co-branded using “Dreyfus” in its name, and Mellon Capital will act as Subadviser for any other New ETFs. Dreyfus may use dual employees of Mellon Capital or other Affiliates for any New ETF for which its serves as the Subadviser. Under the terms of the Sub-Advisory Agreement, the Subadviser will be responsible for the day-to-day management of each New ETF’s investment portfolio in accordance with its investment objectives and strategy. The Sub-Advisory Agreement shall provide for the compensation to the Subadviser to be calculated as a percentage of the Net Profit or Net Loss of the Venture (as such terms are defined below), as further provided below (the “Subadvisory Fee”).

(ii) Subject to the approval of the Trust’s Board of Trustees, BNY will act as custodian for each New ETF pursuant to the terms of a Custody Agreement substantially in the form of the existing agreement (except for the fees, expenses and charges payable thereunder, which shall be separately negotiated) between BNY and the Trust with respect to the WisdomTree ETFs (the “Custody Agreement”) and a Foreign Custody Manager Agreement substantially in the form of the existing agreement (except for the fees, expenses and charges payable thereunder, which shall be separately negotiated) between BNY and the Trust with respect to the WisdomTree ETFs that invest in non-U.S. securities or instruments (the “Foreign Custody Agreement”).

(iii) Subject to the approval of the Trust’s Board of Trustees, BNY will provide fund administration and accounting services to each New ETF pursuant to a Fund Administration and Accounting Agreement substantially in the form of the existing agreement (except for the fees, expenses and charges payable thereunder, which shall be separately negotiated) between BNY and the Trust with respect to the WisdomTree ETFs (the “Fund Administration and Accounting Agreement”).

(iv) Subject to the approval of the Trust’s Board of Trustees, BNY will act as transfer agent for each New ETF pursuant to a Transfer Agency and Service Agreement substantially in the form of the existing agreement (except for the fees, expenses and charges payable thereunder, which shall be separately negotiated) between BNY and the Trust with respect to the WisdomTree ETFs (the “Transfer Agency and Service Agreement”).

(b) Fees and Payments under the Mellon Ancillary Agreements. During the term of this Agreement, notwithstanding the provisions of any Ancillary Agreement, the Subadviser shall pay all fees, charges and expenses due and payable on behalf of all New ETFs to BNY under the Custody Agreement, the Foreign Custody Agreement, the Fund Administration and Accounting Agreement, and the Transfer Agency and Service Agreement, as any such Mellon Ancillary Agreement may be amended, supplemented or superseded from time to time. Notwithstanding the foregoing, the Subadviser shall not be responsible for paying under any Mellon Ancillary Agreement the following:

(i) brokerage expenses and other expenses (such as stamp taxes) connected with the execution of portfolio transactions or in connection with creation and redemption transactions;

(ii) legal fees or expenses in connection with any arbitration, litigation or pending or threatened arbitration or litigation, including any judgments or settlements in connection therewith;

(iii) other legal fees or expenses payable under Article VIII, Section 3 of the Custody Agreement and Section 5(i) of the Fund Administration and Accounting Agreement;

(iv) amounts due and payable by way of indemnification or as a result of taxes, Losses or Claims (as such capitalized terms may be defined in the applicable Mellon Ancillary Agreement) or advances (except advances of fees, charges and expenses for which the Sub-Adviser is otherwise responsible under this Agreement), including without limitation: (A) mailing costs in connection with proxy services as provided in Article III, Section 5, “Taxes” as provided in Article III, Section 8 and “Losses” as provided in Article VIII, of the Custody Agreement, and indemnification under Article V, Section 2 of the Foreign Custody Agreement, (B) expenses from which BNY is held harmless under Section 5 and “Losses” as provided in Section 8, of the Fund Administration and Accounting Agreement, and (C) postage as provided in Section 9.3 and “Claims” as provided in Section 12, of the Transfer Agency and Service Agreement; and

(v) extraordinary expenses.

Section 3.2(b)(i) and (v) shall be interpreted in a manner consistent with comparable provisions in the form of Advisory Agreement.

(c) Purchase of Seed Shares.

(i) On the date determined by the Steering Committee for each New ETF, Mellon Capital or its Affiliates may purchase one or more Creation Units from such New ETF (the “Seed Shares”). Mellon Capital intends that it or its Affiliates will purchase Seed Shares for a number of New ETFs, subject to its or its Affiliates’ internal approval process. Unless waived in writing by Mellon Capital, any purchase of Seed Shares from a New ETF shall be subject to satisfaction the following conditions precedent:

(A) The Trust shall have obtained any necessary approvals by the outstanding voting securities of such New ETF and the Trust’s Board of Trustees of the Ancillary Agreements, the Trust shall have entered into the Ancillary Agreements on behalf of such New ETF, and the Ancillary

Agreements shall be valid, binding and enforceable against such New ETF as of the date of such purchase;

(B) If the New ETF is using a WisdomTree Mark or a Mellon Mark set forth in Exhibit C, or the New ETF is using a Proprietary Index, the Trust shall have entered into the License Agreement(s) (as defined below) on behalf of such New ETF, and the License Agreement(s) shall be valid, binding and enforceable against such New ETF, and the representations and warranties therein shall be true in all material respects, as of the date of such purchase;

(C) The Trust shall have registered the New ETF with the SEC pursuant to an effective registration statement, the Trust shall have obtained and be in compliance with all no-action letters, orders and regulations issued or promulgated by the SEC that are necessary or appropriate for the New ETF to offer and redeem its shares or to trade its shares on an Exchange, and neither the SEC nor any other federal or state authority shall have issued any stop order or instituted any proceeding that would prevent any such issuance, redemption or trading of the New ETF’s shares; and

(D) The representations and warranties of the WisdomTree Parties contained in Section 2.1 hereof will be true and correct at and as of the date of such purchase as though then made, except to the extent of changes caused by the transactions expressly contemplated herein

(ii) Mellon Capital and its Affiliates may not redeem Seed Shares until the earlier of (A) consent of the Steering Committee, (B) such New ETF meeting the asset under management target for such New ETF set by the Steering Committee upon formation of the New ETF, (C) such New ETF being categorized as an Underperforming ETF pursuant to Section 7.1 below, (D) a plan of liquidation and dissolution of such New ETF has been approved by the Board of Trustees and the vote of a majority of the outstanding securities of such New ETF, or (E) termination of this Agreement. The Parties anticipate that Mellon Capital or its Affiliates may sell some or all of its Seed Shares to specialists or dealers who wish to obtain shares of such New ETF without purchasing new Creation Units.

(d) Additional Responsibilities. The Mellon Parties will coordinate with the WisdomTree Parties in an effort to expand product distribution beyond traditional ETF channels including exploring opportunities in the wealth management and institutional sales channel using the Mellon Parties pension fund sales force.

ARTICLE IV

CALCULATION OF NET PROFIT AND LOSS

4.1 Calculation of Net Profit and Loss.

(a) Venture Net Profit and Loss. Subject to Section 4.2 and Subsection (b) below, so long as the Venture is in effect, the Mellon Parties shall be entitled to receive a monthly fee in an amount equal to fifty percent (50%) of the “Net Profit” of the Venture, or make a monthly payment to WisdomTree equal to fifty percent (50%) of the “Net Loss” of the Venture, as the case may be, during any calendar month. With respect to each month, the Net Profit and Net Loss shall be equal to the excess, or shortage, as applicable, of (i) the aggregate Advisory Fees paid to WTAM under the Advisory Agreement, less (ii) Costs (as defined below) incurred, during such month.

(b) Venture Net Profit and Loss During the Seeding Period of a New ETF. Until such time as a Mellon Party is no longer required to maintain Seed Shares in a New ETF as provided in Section 3.2(c)(ii) above, in addition to the Mellon Parties’ share of Net Profit and Net Loss provided in Section 4.1(a), the Mellon Parties shall be entitled to receive fifty percent (50%) of the Advisory Fees paid to WTAM under the Advisory Agreement attributable to the Seed Shares of such New ETF.

4.2 Profit Sharing by the Mellon Parties Upon Termination of the Sub-Advisory Agreement. In the event that the Sub-Advisory Agreement is terminated, whether in its entirety or with respect to one or more New ETFs, by the Trust or the Investment Adviser for any reason before the termination of this Agreement, the Mellon Parties shall be entitled to continue to receive as their share of the Venture for the remaining term of this Agreement, an amount equal to fifty percent (50%) of the Net Profit of the Venture, or make a monthly payment to WisdomTree equal to fifty percent (50%) of the Net Loss of the Venture, as the case may be, during any calendar month. In such case, WisdomTree shall be entitled to hire a new subadviser, which subadviser will not be an Affiliate of any WisdomTree Party, to manage the assets of the New ETFs, and shall pay the new subadviser a subadvisory fee determined by WisdomTree, subject to approval by the Board of Trustees, and that such subadvisory fee shall be considered a Cost (as defined below). For the avoidance of doubt, in the event that the Subadvisory Agreement is terminated, whether in its entirety or with respect to one or more New ETFs, before the termination of this Agreement, Mellon Capital shall continue to be obligated to make all payments under Section 3.2(b) above with respect to such terminated New ETFs.

4.3 Calculation of Costs. “Costs” shall mean, with respect to each calendar month, the aggregate “Fund Costs” and “Promotional Costs” (as defined below) incurred by the Parties during such month.

(a) Fund Costs. “Fund Costs” shall mean, with respect to each calendar month (i) all costs and expenses of the Trust with respect to the New ETFs that are the responsibility of the WisdomTree Parties or their Affiliates under the Advisory Agreement, provided, however, that the Subadvisory Fee and any payments to any Mellon Parties under any Mellon Ancillary Agreements that are the sole responsibility of the Subadviser under this

Agreement, and that any fees or other payments to any WisdomTree Parties or their Affiliates, shall not be included in Fund Costs; and (ii) all other third-party costs incurred by any Party with respect to services that distinctly support the operation and maintenance of the New ETFs. The categories of costs, fees and expenses eligible to be included in Fund Costs are set forth in Exhibit B hereto, as the same may be modified or supplemented from time to time by the Steering Committee. Fund Costs shall also include costs, fees or expenses of less than $10,000 incurred by such Party that do not fall under the categories listed on the then-current Exhibit B, but that otherwise would qualify as a Fund Cost under this Section 4.3(a); provided that the Party incurring any such costs, fees or expenses shall promptly report such additional Fund Costs to the Steering Committee.

(b) Promotional Costs. “Promotional Costs” shall mean all third party cash outlays for services that distinctly support the marketing and promotion of the New ETFs. The categories of costs, fees and expenses eligible to be included in Promotional Costs are set forth in Exhibit B hereto, as the same may be modified or supplemented from time to time by the Steering Committee. Notwithstanding the foregoing, unless otherwise reflected in the Business Plan, the aggregate sum of all Promotional Costs for all New ETFs will be capped at $500,000 per fiscal year.

4.4 Net Profit and Net Loss Reports.

(a) Monthly Profit and Loss Report. As soon as practical after the end of each month, and in no event later than thirty (30) days after the end of such month, WisdomTree shall cause to be prepared and delivered to Mellon Capital a calculation of the Net Profit or Net Loss, as the case may be, including such schedules and data as may be appropriate to support such calculation (“Monthly Profit and Loss Report”).

(b) As soon as practical after the end of each fiscal year, and in no event later than sixty (60) days after the end of such fiscal year, WisdomTree shall cause to be prepared and delivered to Mellon Capital a calculation of the Net Profit or Net Loss, as the case may be, for the entire fiscal year including corrections and reconciliations of prior Monthly Profit and Loss Reports and such schedules and data as may be appropriate to support such calculations (“Annual Profit and Loss Report”). Mellon Capital shall be entitled to review an interim draft of the Annual Profit and Loss Report at least ten (10) business days prior to its finalization.

(c) WisdomTree shall calculate the Net Profit or Net Loss in a manner consistent with U.S. generally accepted accounting principles as applied to the preparation of WisdomTree’s audited financial statements. In the event that WisdomTree has not received information from BNY or any third party that WisdomTree reasonably believes is necessary to complete such calculations in time for any Monthly or Annual Profit and Loss Report, WisdomTree may use reasonable estimates that are consistent with the estimates used in preparing its financial statements. WisdomTree shall also provide Mellon Capital with timely access, during WisdomTree’s normal business hours, to WisdomTree’s personnel, properties, books and records to the extent related to the determination of the Net Profit or Net Loss.

4.5 Payments. Payment by WisdomTree to Mellon Capital of its share of any Net Profit, and payment of any amount due a Mellon Party under Section 4.1(b), or payment by

Mellon Capital to WisdomTree of its share of any Net Loss, (each, a “Payment”) shall be made within thirty business (30) days of each Monthly Profit and Loss Report and the Annual Profit and Loss Report, as provided above (each, a “Payment Day”). If on any Payment Day, either WisdomTree or Mellon Capital owed the other Party any uncontested amount under this Agreement or the Ancillary Agreements, WisdomTree shall (a) offset such owed amount from the owing Party’s portion of Net Profit and increase the other Party’s portion by the owed amount or (b) add such owed amount to the owing Party’s portion of Net Loss and decrease the other Party’s portion by the owed amount. Payments made by a Party in accordance with this Agreement will be made by such Party from either (i) such Party’s Net Profits of the Venture or (ii) such Party’s own resources, and the source of any such payment shall be at the Party’s discretion. The payments made under this Section 4.5 shall be deemed payment in full of any and all sub-advisory fees payable to a Mellon Party under the Sub-Advisory Agreement.

4.6 Disputes. The following clauses (a) and (b) set forth the procedures for resolving disputes among the Parties with respect to the determination of the Annual Profit and Loss Report:

(a) Within fifteen (15) days after delivery to Mellon Capital of a Monthly Profit or Loss Report, or within thirty (30) days after deliver to Mellon Capital of an Annual Profit and Loss Report, Mellon Capital may deliver to WisdomTree a written notice (the “Dispute Notice”) advising WisdomTree either that Mellon Capital disagrees with WisdomTree’s calculations in the Monthly Profit or Loss Report or Annual Profit and Loss Report and deems that one or more adjustments to such report are required. All items and allocations not disputed by Mellon Capital within the applicable period shall be final (except that additional adjustments may be made in a subsequent Monthly Profit or Loss Report or Annual Profit or Loss Report if BNY or any third party provides additional or corrected information concerning Costs that was or should have been previously provided to WTAM) and shall not be subject to further review, challenge or adjustment absent fraud or manifest error. If WisdomTree concurs with the adjustments proposed by the Mellon Capital Dispute Notice, or if WisdomTree does not object thereto in a writing delivered to Mellon Capital within fifteen (15) days after WisdomTree’s receipt of the Dispute Notice, the calculations set forth in such Dispute Notice shall become final and shall not be subject to further review, challenge or adjustment absent fraud or manifest error.

(b) In the event that Mellon Capital submits a Dispute Notice and WisdomTree objects to such Dispute Notice, the Steering Committee shall resolve such disagreement. In the event the Steering Committee is unable to resolve the disagreement set forth in such Dispute Notice within sixty (60) days after the date of the Dispute Notice, then such disagreements shall be resolved pursuant to the Dispute Resolution provisions in Article IX below.

ARTICLE V

MANAGEMENT OF THE VENTURE

5.1 Committees Generally. The management and business affairs of the Venture shall be vested in one or more committees (each, a “Management Committee”) as determined by WisdomTree and Mellon Capital acting jointly, or the Steering Committee. Each Management Committee shall consist of two or more members (“Committee Members”), provided that every Management Committee contains an equal number of WisdomTree designee(s) and Mellon Capital designee(s) unless otherwise determined by the Parties acting jointly or by the Steering Committee. Each Management Committee shall exercise such powers as shall be conferred or authorized by WisdomTree and Mellon Capital acting jointly, or the Steering Committee. WisdomTree and Mellon Capital acting jointly, or the Steering Committee, shall have the power at any time to change the number of members comprising any such Management Committee or to dissolve it.

(a) Election and Term. A Committee Member shall be a natural person. Each Committee Member shall hold such office until his or her successor is designated or until his or her earlier resignation or removal as provided for herein. Each Party can remove any Committee Member it designates.

(b) Duties; Compensation. A Committee Member shall perform his or her duties in good faith and in a manner he or she reasonably believes to be in the best interest of the Venture. Notwithstanding the foregoing, a Committee Member does not violate a duty or obligation under this Agreement because the Committee Member’s conduct furthers the interest of the Party that designated the Committee Member, the Parties each acknowledging that such Committee Members will represent and serve the interest of the Party appointing him or her. No Committee Member designated by WisdomTree will be personally liable to any Mellon Party, and no Committee Member designated by Mellon Capital will be personally liable to any WisdomTree Party, for monetary damages for any act or omission, including breach of contract or breach of duties (including fiduciary duties) of a Committee Member to the Venture, any Party or any other Person. A Committee Member shall have no authority to do any act in contravention of this Agreement or the Ancillary Agreements. Committee Members shall receive no additional compensation for service on the Steering Committee or on a Management Committee.

(c) Quorum; Meetings. At all meetings of a Management Committee, a quorum for the transaction of business shall require the attendance of at least one WisdomTree designee and one Mellon Capital designee and shall require the consent of each such designee(s). At all meetings of the Steering Committee, a quorum for the transaction of business shall require the attendance of at least two (2) WisdomTree designees and two (2) Mellon Capital designees and shall require the consent of all such designees. Voting by proxy is permitted. Any action required or permitted to be taken at a Management Committee or Steering Committee meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Committee Members. Committee Members may participate in a meeting by means of conference telephone or similar communication provided all persons participating in such meeting can hear each other.

5.2 Steering Committee. Initially, the Venture shall have an eight (8) person Steering Committee (the “Steering Committee”), which shall be one of the Management Committees. WisdomTree shall have the right to designate four (4) Committee Members and Mellon Capital shall have the right to designate four (4) Committee Members. The Steering Committee shall have authority over all matters of the Venture, except as otherwise delegated to any other Management Committee. The initial members of the Steering Committee shall be:

(a)	Initial WisdomTree Members

Bruce Lavine

Richard Morris

Rick Harper

[to be added]

(b)	Initial Mellon Members

David Kwan

Gabriela Parcella

Kurt Zyla

Paul Disdier

5.3 Committee Deadlock.

(a) Steering Committee. The unanimous consent of the Steering Committee shall be the general requirement for action by the Committee. However, if the Steering Committee becomes deadlocked over a particular matter, or because of a lack of a quorum is unable to act upon a particular matter, then the Steering Committee Members shall negotiate in good faith to resolve the deadlock. If such negotiations are not successful and if requested by either WisdomTree or Mellon Capital within ten (10) days thereafter, the parties shall submit the matter in dispute to the Chief Executive Officer of WTAM and the Chief Executive Officer of Mellon Capital for their review and resolution in such manner as they deem necessary or appropriate. The Steering Committee will be bound by any resolution reached by the senior officers to whom such matter is submitted. In the event the senior officers of each Party provided above cannot resolve the dispute submitted to them in a reasonable matter of time, then either Party may require such dispute be resolved in accordance with the dispute resolution provision of Article IX below.

(b) Other Management Committees. Unanimous consent shall be the general requirement for action by any Management Committee. However, if a Management Committee becomes deadlocked over a particular matter, or because of a lack of a quorum is unable to act upon a particular matter, then such Management Committee Members shall negotiate in good faith to resolve the dispute. If such negotiations are not successful and if requested by either WisdomTree or Mellon Capital within ten (10) days thereafter, such Management Committee shall submit the matter in dispute to the Steering Committee for its review and resolution in such manner as the Steering Committee deems necessary or appropriate. Each Management Committee shall be bound by any resolution reached by the Steering Committee.

5.4 Business Plans and Budget Approval.

(a) Initial Business Plan. The initial business plan and operating budget for the Venture (the “Business Plan”) shall be prepared by the Steering Committee as soon as possible but in no event later than sixty (60) days after the Effective Date. The Business Plan will designate the New ETFs that the Parties intend to establish during the period covered by the Business Plan, specify for each such New ETF the targeted assets under management referred to in Section 3.2(c)(ii) hereof, and include on an itemized basis an estimate of the Costs to be incurred on behalf of the New ETFs and the Venture during such period. Without prior authorization by the Steering Committee, no Party may incur, or authorize any New ETF to incur, any new item of Cost not specified in the Business Plan or any itemized Cost that would exceed the budgeted amount by more than 10%.

(b) Subsequent Business Plans. At least thirty (30) days prior to the beginning of each fiscal year of the Trust, an appropriate Committee(s) shall prepare for approval by the Steering Committee prior to the beginning of such fiscal year an updated Business Plan for the Venture covering the next fiscal year. In the event that an updated Business Plan is not agreed upon within the period required, the prior Business Plan shall remain in effect until such time as the an updated Business Plan is approved by the Steering Committee.

(c) Development of New ETFs. The Steering Committee shall initially identify the New ETFs to be launched as part of the Venture, and the timeline for launching such New ETFs. The development, operation and offering of each New ETF shall be made in accordance with, and subject to, the provisions of the 1940 Act and all other applicable laws, rules and regulations, including SEC guidance and orders.

(d) Advisory Fees. With respect to each New ETF, the Steering Committee will be solely responsible for determining (i) the advisory fee rate that will be submitted for approval by the Board of Trustees, including introduction of any fee “breakpoints,” (ii) any voluntary advisory fee reductions, and (iii) any temporary or ongoing advisory fee waivers or caps. No Party will offer or recommend to the Board of Trustees any advisory fee rates, or voluntary fee reductions, waivers or caps, except as previously approved by the Steering Committee; provided, however, that nothing in this Section 5.4(d) shall be construed to cause or require any Party to act in a manner that is inconsistent with the duties and obligations of an investment adviser registered under the Advisers Act or with any other applicable law or regulation. Notwithstanding the foregoing:

(i) the Parties agree that WTAM, and not the Steering Committee, will be responsible for setting the advisory fee for any New ETF that is a U.S. Cash ETF, as defined in Section 6.3. below, at an annual rate not lower than twenty-five basis points (0.25%); and

(ii) in the case of any Jackson National Product, as defined in Section 7.1(e) below, that (A) is co-branded by Mellon Capital and (B) would have been a Competing ETF, as defined in Section 7.1(a) below, but for the application of Section 7.1(e), the Parties agree that WTAM, and not the Steering Committee, will be responsible for determining the advisory fee rate for any New

ETF that is managed according to an investment strategy that is substantially similar to the investment strategy of such Jackson National Product, so long as the annual rate of such advisory fee is not lower than the then-current total annual operating expenses of such Jackson National Product.

5.5 Books and Records. Accurate books, records and accounts of the Venture shall be kept or caused to be kept at the principal place of business of WisdomTree or at such other place approved by the Steering Committee. Said books, records and accounts shall be available for inspection by the Parties and their designated agents at all reasonable times. Accurate books, records and accounts related to each Ancillary Agreement shall be kept or caused to be kept as provided for in each such Ancillary Agreement.

ARTICLE VI

INTELLECTUAL PROPERTY POLICIES

6.1 Defined Terms.

(a) “Marks” means trademarks, trade names, service marks, logos, branding or other designs, together with any registrations thereof, the applications therefore, and the goodwill associated therewith, owned exclusively by the WisdomTree Parties and their Affiliates, or by the Mellon Parties and their Affiliates, and only as designated by each Party in a schedule appended hereto as Exhibit C.

(b) “Proprietary Index” means a designated group of securities or instruments that (i) measures or represents the performance of a specific segment of the market for U.S. and/or non-U.S. fixed income securities, money market instruments and/or currencies, (ii) is calculated on a daily basis and based on a defined and published set of rules, (iii) is publicly disseminated on a daily basis, and (iv) is developed jointly by the Parties and branded or designated by the parties as an index. The term “Proprietary Index” includes any associated research and development information, processes, know-how, trade secrets and technical data related to such Proprietary Index that is proprietary in nature and jointly developed by the Parties pursuant to the Venture, and any associated trademarks, trade names, service marks, logos, branding or other designs, together with any registrations thereof, the applications therefore, and the goodwill associated therewith. “Proprietary Indices” refers to every such Proprietary Index collectively. The Parties acknowledge and confirm that except as otherwise provided herein, WisdomTree and Mellon Capital will share a common, undivided, ownership interest in each Proprietary Index developed by the Venture.

6.2 License Agreements.

(a) To facilitate the operations of the Venture and the organization, administration, offering and promotion of the New ETFs, and subject to approval by the Board of Trustees of the Trust, as may be required, the Parties hereto (each, a “Licensing Party”) agree to enter into the following agreements to be mutually agreed upon: (i) a Marks License Agreement pursuant to which each Licensing Party shall grant a non-exclusive, non-transferable, non-sub-licensable, non-assignable, royalty-free license to the Trust to use any of the Marks owned by such Licensing Party or Affiliate (the “Marks License Agreement”), and (ii) a Proprietary Indices License Agreement pursuant to which each Licensing Party shall grant a non-exclusive non-transferable, non-sub-licensable, non-assignable, royalty-free license to the Trust to use any Proprietary Indices owned by the Parties jointly (the “Proprietary Indices License Agreement,” and, together with the Marks License Agreement, the “License Agreements”), solely for purposes of the Venture and in connection with the New ETFs.

(b) Each Party represents and warrants that it has the power and authority to license the Marks shown under its name on Exhibit C in exchange for its interest in the Venture. The license of the Marks as contemplated hereby will not (i) violate, conflict with or result in a breach of any instrument or agreement to which it is a party or which would affect the Venture’s proposed use of the Marks, (ii) violate any provisions of, or result in the breach of the Party’s certificate of incorporation, bylaws or other organizational documents, or (iii) violate any law, statute, rule, regulation, judgment, order, permit, license, or decree applicable to such Party or the Marks.

(c) Both the WisdomTree Parties and the Mellon Parties agree that nothing herein shall give any right, title or interest in the other Party’s Marks apart from the rights granted hereunder, and all such right, title and interest, includes but is not limited to rights of ownership, registration, maintenance, and enforcement.

6.3 Co-Branding. New ETFs that are not “U.S. Cash ETFs,” as defined below, shall be co-branded by the Parties using one or more WisdomTree Parties’ Marks and one or more Mellon Parties’ Marks as shall be determined by the Steering Committee or such other Management Committee designated by the Steering Committee. The co-branded name of any such New ETF shall begin with the words “WisdomTree Dreyfus” so long as such New ETF is sub-advised by Dreyfus. New ETFs that are U.S. Cash ETFs shall not be co-branded and shall bear the “WisdomTree” name only. A “U.S. Cash ETF” means any ETF that either (i) invests primarily in a portfolio of U.S. dollar-denominated, short-term, high-quality debt securities, in a manner substantially consistent with the conditions of Rule 2a-7(c)(2), (c)(3) and (c)(4) under the 1940 Act (though it is not required to have an objective of maintaining a stable net asset value per share or price per share) or (ii) invests primarily in a portfolio of U.S. dollar-denominated debt instruments and seeks to provide an enhanced U.S. cash return, provided that in either case such U.S. Cash ETF does not seek as a primary investment objective or strategy to provide exposure to non-U.S. currency, non-U.S. currency rates, or non-U.S. Dollar money market instruments or rates.

6.4 Proprietary Indices. WisdomTree and Mellon Capital will share ownership rights to any Proprietary Index created as a result of the Venture. During the term of the Venture, neither WisdomTree nor Mellon Capital may assign, or grant any other interest (including any security interest) in, any Proprietary Index, except that either Party may assign its share of any Proprietary Index, in whole or in part, to an Affiliate that agrees to (i) take such Proprietary Index subject to the rights of the Trust and the other Parties pursuant to the terms of the License Agreements and (b) otherwise comply with the provisions of this Article VI During the term of the Venture, any licensing of or grant of any other right to use a Proprietary Index to a third party will be subject to approval by the Steering Committee. Any fee or royalty derived from a third party license agreement of a Proprietary Index shall be shared equally by both WisdomTree and Mellon Capital. After the term of the Venture, Proprietary Indices, if any, shall be transferred either to WisdomTree or to Mellon Capital as provided in Section 8.5 below.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Establishment of Competing ETFs. Except as otherwise provided in this Agreement, during the Term of this Agreement any Party may engage in any business (new or existing) or acquire an interest in or invest in any corporation, partnership, joint venture or other business entity engaged in any business; provided, however, that:

(a) Competing ETFs. For purposes of this Agreement, a “Competing ETF” means any ETF that is managed according to a fixed income, cash or currency investment strategy that is substantially similar to the investment strategy of any existing or potential New ETF.

(b) WisdomTree Covenant. During the term of this Agreement, the WisdomTree Parties will not act as an investment adviser for, or otherwise sponsor, brand or co-brand a Competing ETF, except as a New ETF and a part of the Venture. Notwithstanding the foregoing, if the WisdomTree Parties want to launch a New ETF but the Steering Committee decides not to make such a fund a New ETF and part of the Venture, or the Mellon Parties are unable or unwilling to act as Subadviser to the potential New ETF, the WisdomTree Parties will be free to launch a Competing ETF outside the Venture. In addition, the restriction herein on Competing ETFs shall not apply with respect to any New ETF that (1) fails to reach a net asset level of at least $200 million within three (3) years after its launch or (2) fails to maintain daily average net assets of at least $200 million during any fiscal year of the New ETF that began after the end of the initial three-year period (an “Underperforming ETF”). The WisdomTree Parties will be allowed to independently act as an investment adviser for, or otherwise sponsor, brand or co-brand, a Competing ETF that has an investment strategy identical to the Underperforming ETF. Underperforming ETFs shall remain part of the Venture until removed by the Steering Committee, at which time the removed Underperforming ETF will no longer be treated as a New EFT for purposes of this Agreement.

(c) Mellon Party Covenant. Except as otherwise provided in this Section 7.1, during the term of this Agreement, the Mellon Parties will not act as an investment adviser, or otherwise sponsor, brand or co-brand, any Competing ETF, nor will any Mellon Party or subsidiary of a Mellon Party act as a subadviser to any Competing ETF to which a Mellon Party or a subsidiary of a Mellon Party has provided seed capital in an amount exceeding the minimum requirement under applicable law. Notwithstanding the foregoing, if the Mellon Parties want to launch a New ETF but the Steering Committee decides not to make such a fund a New ETF and part of the Venture, or the WisdomTree Parties are unable or unwilling to act as Adviser to the potential New ETF, the Mellon Parties will be free to act as an investment adviser or subadviser for, or otherwise sponsor, brand or co-brand, a Competing ETF outside the Venture. In addition, the restriction herein on Competing ETFs shall not apply with respect to any Underperforming ETF. The Mellon Parties will be allowed to independently develop and launch a Competing ETF that has an investment strategy identical to the Underperforming ETF. The restrictions herein shall not be construed to prohibit any Mellon Party from acting as a subadviser to a Competing ETF that is not branded or co-branded by such Mellon Party, so long as a Mellon Party or a subsidiary of a Mellon Party does not provide seed capital to such Competing ETF. For the avoidance of doubt, a Mellon Party shall not be deemed to have co-branded a Competing ETF with a brand containing the name “Mellon” or “Dreyfus,” if the name is used as part of the name that an Affiliate of the Mellon Parties (other than a subsidiary of the Mellon Parties) uses in the ordinary course of its business.

(d) Dreyfus Exception. Notwithstanding the provisions set forth in this Section 7.1, Dreyfus, without further consent from the Steering Committee or the Parties, may act as an investment adviser or subadviser, or otherwise sponsor, brand or co-brand, a U.S. Cash ETF even if such ETF would otherwise be a Competing ETF (“Dreyfus Cash ETF”). Any Dreyfus Cash ETF shall not be considered a Competing ETF or made part of the Venture, and shall not be a party to and have no rights under this Agreement or the Ancillary Agreements.

(e) Jackson National Exception. The provisions of this Section 7.1 shall not apply to any mutual fund or other product launched by Jackson National Life Insurance Company, Jackson National Life Insurance Company New York or their Affiliates (each, a “Jackson National Product”).

7.2 Change of Control.

(a) In the event of a Change in Control, as defined below, of a WisdomTree Party or a Mellon Party (the “Acquired Party”), and provided this Agreement has not otherwise terminated as a result of the termination of the Advisory Agreement or Sub-advisory Agreement by the Trust, then the Acquired Party shall notify WisdomTree (if the Acquired Party is a Mellon Party) or Mellon Capital (if the Acquired Party is a WisdomTree Party) of any such Change of Control and the identity of the acquiring Person (as defined below) (“Acquiring Company”) as soon as such Change of Control may publicly be announced. Upon receipt of any such notification and only in the event the Acquiring Company (or its Affiliate) is a Competitive Company, as defined below (otherwise the Venture shall continue pursuant to its terms), WisdomTree (if the Acquired Party is a Mellon Party) or Mellon Capital (if the Acquired Party is a WisdomTree Party) (the “Remaining Party”) shall have the right to give notice to the Acquired Party within thirty (30) days after receipt of the Acquired Party’s notice that the Remaining Party:

(i) desires to continue the Venture for a period of up to 180 days from the date of the Change in Control (the “Trial Period”), subject to any approvals by the vote of a majority of the outstanding voting securities of each New ETF and any approvals by the Board of Trustees, as may be necessary or required, and upon the express condition that the Acquiring Company within fifteen (15) days thereafter agrees in writing to such Trial Period and otherwise agrees to be bound by the provisions of this Agreement, the Ancillary Agreements, the other Exhibits hereto and any other related agreements that are necessary to carry out the Venture. If the Acquiring Company accepts these conditions, the collaboration shall continue and the Remaining Party’s option to terminate the Venture (the “Option”) shall expire unless the Remaining Party exercises its Option within thirty (30) days prior to the expiration of the Trial Period. If the Acquiring Company fails to give notice within the required period that it will be bound by the provisions of such aforementioned agreements, the Remaining Party shall have the right to exercise the Option as of the expiration date of such fifteen (15) day period; or

(ii) Desires to terminate the Venture immediately.

(b) As used in this Agreement, “Person” means an association, a corporation, a limited liability company, a bank, an individual, a partnership, a trust or any other entity or organization.

(c) For purposes of this Section 7.2, “Change of Control” means the consummation of the first to occur of (i) an event that would be deemed to have caused the “assignment” (as such term is defined under the 1940 Act) or either of the Advisory Agreement or the Sub-Advisory Agreement, (ii) the sale, lease or other transfer of all or substantially all of the assets of a Party to a Person who is not an Affiliate of such Party; (iii) the merger or consolidation of a Party within or into another Person (other than an Affiliate of such Party) or the merger of another Person (other than an Affiliate of such Party) into a Party or any subsidiary thereof with the effect that immediately after such transaction the stockholders or parent corporation of that Party immediately prior to such transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving such merger of consolidation; or (iv) the acquisition of more than 50% of the voting power of all securities of a Party generally entitled to vote in the election of directors of that Party by a Person (other than an Affiliate of such Party). In the event of any transaction described in clauses (ii) or (iii) between a Party and an Affiliate of such Party, if such transaction includes a transfer of this Agreement, then such Affiliate shall succeed to all of such Party’s rights, interests, responsibilities and obligations under this Agreement and any reference to such Party in this Agreement shall be deemed thereafter to refer to such Affiliate.

(d) For purposes of this Section 7.2, “Competitive Company” means:

(i) With respect to a Change of Control in which a WisdomTree Party is the Acquired Party, the Acquiring Company (or its Affiliate) is one of the Persons identified in a letter provided contemporaneously with this Agreement; or

(ii) With respect to a Change of Control in which a Mellon Party is the Acquired Party, the Acquiring Company is one of the Persons identified in Exhibit E.

7.3 Acquisitions.

(a) If any Party or Affiliate acquires a Person who acts as an investment adviser to ETFs, or otherwise sponsors, brands, co-brands or promotes ETFs, then any ETF advised, sponsored, branded, co-branded or promoted by such acquired Person as of the date of such acquisition shall not be treated as a Competing ETF for purposes of this Agreement.

(b) If any Mellon Party or Affiliate acquires directly or indirectly a Person identified in Exhibit E, and as a result of such acquisition such Person becomes an Affiliate of the Mellon Parties, or if any Mellon Party acquires a business of such Person relating to the sponsoring or advising of ETFs, including a brand name, trademark or service mark relating to the Person’s ETFs, then WisdomTree shall be entitled to make the elections set forth in Section 7.2(a)(i) and 7.2(a)(ii) above as the Remaining Party.

7.4 Non-Solicitation of Employees. During the term of this Agreement:

(a) No WisdomTree Party or Affiliate, either on its own account or in conjunction with or on behalf of any other Person, will employ, solicit or entice away or attempt to employ, solicit or entice away from any Mellon Party or Affiliate, any Person who is involved in the day-to-day operations of the New ETFs, is involved in establishing or maintaining a Proprietary Index, or is a member of any Management Committee, and who is, or will have been at the date of, or within twelve (12) months before any solicitation, enticement or attempt, an officer or employee of the Mellon Party or Affiliate; and

(b) No Mellon Party or Affiliate, either on its own account or in conjunction with or on behalf of any other Person, will employ, solicit or entice away or attempt to employ, solicit or entice away from any WisdomTree Party or Affiliate, any Person who is involved in the day-to-day operations of the New ETFs, is involved in establishing or maintaining a Proprietary Index, or is a member of any Management Committee, and who is or will have been at the date of, or within twelve (12) months before any solicitation, enticement or attempt, an officer or employee of the WisdomTree Party or Affiliate.

This restriction shall apply regardless of whether the officer or employee would commit a breach of contract by reason of leaving employment. The foregoing does not restrict a Party’s general advertisements with respect to a position that are not directed to officers or employees of another Party.

7.5 Notification of Certain Events. Each WisdomTree Party will promptly notify Mellon Capital, and each Mellon Party will promptly notify WisdomTree, if it is served or otherwise receives notice of any material action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the New ETFs or the Party, provided, however, that (i) routine regulatory examinations shall not be required to be reported by this provision and (ii) notification will be considered prompt if it is given contemporaneously with any regulatory filing or notice to other affected parties within the time that such filing or notice is required by applicable law.

ARTICLE VIII

TERMINATION

8.1 Term of the Venture. The initial term of the Venture shall begin on the Effective Date and shall end at the end of the first calendar quarter in 2013, provided, however, that this Agreement and the Venture shall be automatically renewed for one-year periods commencing on April 1, 2013 and, thereafter, on each successive anniversary of such date unless either WisdomTree or Mellon Capital notifies the other in writing within ninety (90) days prior to any such anniversary that it desires to terminate this Agreement and the Venture. All references to “term” of the Venture shall include any renewals thereof.

8.2 Termination of Venture. The Venture shall remain in effect until terminated upon the earliest of:

(a) The mutual agreement of the Parties;

(b) An election to terminate by WisdomTree, if a Mellon Party fails to perform a material obligation under this Agreement or any Ancillary Agreement to which it is a party, or by Mellon Capital, if a WisdomTree Party fails to perform a material obligation under this Agreement or any Ancillary Agreement to which it is a party, and the defaulting Mellon Party or WisdomTree Party does not cure such failure to the reasonable satisfaction of WisdomTree or Mellon Capital, respectively, within thirty (30) days after the date of the defaulting Parties’ receipt of written notice from WisdomTree or Mellon Capital specifying such failure;

(c) an election to terminate by the Remaining Company pursuant to an event under Sections 7.2 and/or 7.3;

(d) by either of Mellon Capital or WisdomTree immediately upon written notice to the other, in the event of the bankruptcy, insolvency or placing of the business of the other Party in the hands of a receiver; or

(e) by either of Mellon Capital or WisdomTree as provided in Section 8.1 above.

8.3 Effect of Termination of Sub-Advisory Agreement. For the avoidance of doubt, the termination by the Trust and the Adviser of the Sub-Advisory Agreement for any reason shall not cause the termination of the Venture.

8.4 Winding Up of the Venture and Termination of Agreement. Upon termination of the Venture, this Agreement shall remain in force and the Parties shall continue to perform their respective duties and obligations under this Agreement for a period of six (6) months or such longer period (a) as may be deemed by the Steering Committee to be necessary to allow for the orderly winding up of the Venture in cooperation by the Parties, including the orderly termination of the License Agreements, the Sub-Advisory Agreement and any other Ancillary Agreements, as may be necessary or agreed upon by the Parties, or (b) as may be necessary or required under any Ancillary Agreement (the “Winding Up Period”). Termination of the

Venture shall have no effect on the Parties rights and obligations under this Article VIII, Section 7.4 (regarding non-solicitation of employees), Article IX (regarding dispute resolution) and Article X (regarding miscellaneous), which rights and obligations shall continue until they terminate pursuant to their terms. No Party shall be released from any obligation to the other Party arising prior to the termination of the Venture except upon performance of such obligation. Upon the conclusion of the Winding Up Period, this Agreement shall terminate; provided, however, that the Parties acknowledge and confirm that any termination of the Venture shall have not any effect on the Parties’ duties and obligations under the License Agreements or any Ancillary Agreement with the Trust for the full term of the License Agreements and of each Ancillary Agreement.

8.5 Buy-Sell Rights Upon Termination of the Agreement. Each of WisdomTree (or at its election any WisdomTree Party or Affiliate thereof) and Mellon Capital (or at its election any Mellon Party or Affiliate thereof) shall have the obligation to commence the process described in this Section 8.5 upon termination of the Venture by such Party.

(a) Buy-Sell Offer Generally. Each of WisdomTree and Mellon Capital, if so permitted hereunder and provided Proprietary Indices have been developed (as applicable, the “Offering Party”), shall have the option to make a binding, written offer (the “Buy-Sell Offer”) to the other Party (the “Electing Party”) pursuant to which the Electing Party shall elect to either:

(i) Sell all of the Electing Party’s interest in the Proprietary Indices (subject to any third-party license agreements entered into in accordance with Section 0, the “IP Interest”) to the Offering Party for a purchase price equal to the designated value of the Electing Party’s IP Interest, as set forth in the Buy-Sell Offer (the “Designated Value”); or

(ii) Purchase all of the Offering Party’s IP Interests for a purchase price equal to the Designated Value of the Offering Party’s Interests, as set forth in the Buy-Sell Offer.

(b) Election. The Electing Party shall notify the Offering Party in writing (the “Election Notice”) within thirty (30) days after the Electing Party’s receipt of the Buy-Sell Offer of whether it (i) desires to sell all of the Electing Party’s IP Interest to the Offering Party as set forth on the Buy-Sell Offer or (ii) to purchase the Offering Party’s IP Interest as set forth on the Buy-Sell Offer. If the Electing Party fails to deliver the Election Notice to the Offering Party within the above-described thirty (30) day period, the Electing Party shall be required to sell the Electing Party’s IP Interest to the Offering Party as set forth on the Buy-Sell Offer. The Party that has been designated as the purchaser of an IP Interest pursuant to this Section 8.5 is collectively referred to as the “Purchasing Party” and the Party that has been designated as the seller of an IP Interest pursuant to this Section 8.5 is collectively referred to as the “Selling Party.”

(c) Closing of the Buy-Sell Sale.

(i) The Purchasing Party shall purchase the IP Interests of the Selling Party (the “Buy-Sell Sale”) on or before the end of the Winding Up Period. The

Designated Value of the Selling Party’s IP Interests, as reflected on the Buy-Sell Offer, shall be paid by the Purchasing Party by wire transfer of immediately available funds to one or more bank accounts designated by the Selling Party. Notwithstanding the foregoing, if on the date of the Buy-Sell Sale, the Selling Party then owes any amount to the Purchasing Party or any of its Affiliates pursuant to this Agreement or Ancillary Agreements or any other then due and payable monetary obligation evidenced by a written agreement specifying such amount or a final, non-appealable order of a court of competent jurisdiction, the Purchasing Party shall be entitled to retain such amount, as an off-set to the purchase price of the Selling Party’s IP Interest, in full satisfaction of the amount so owed.

(ii) At the closing of the Buy-Sell Sale, the Selling Party shall execute all documents reasonably necessary to consummate the Buy-Sell Sale, and shall thereafter cease to have any interest in or claim to the IP Interest unless independently licensed to the Selling Party in accordance with Section 0.

(iii) In the event the Purchasing Party fails to purchase the Selling Party’s IP Interests as provided in this Section 8.5 within the time provided herein (other than due to the Selling Party’s failure to perform), the Selling Party shall, upon delivery to the Purchasing Party of written notice within fifteen (15) days after the expiration of the period in which the Purchasing Party is required to purchase the Selling Party’s IP Interest, have the right, but not the obligation, to purchase all of the Purchasing Party’s IP Interest at a price equal to eighty percent (80%) of the Designated Value of the Purchasing Party’s IP Interest as set forth on the Buy-Sell Offer.

(d) Buy-Sell Rights Upon Termination of a New ETF. In the event that (i) the Steering Committee determines to remove an Underperforming ETF or any other New ETF from the Venture, and (ii) such New ETF utilizes a Proprietary Index, then each of WisdomTree and Mellon Capital shall have the option to make a Buy-Sell Offer for such Proprietary Index. Any such Buy-Sell Offer shall be made, accepted and closed in accordance with the provisions of this Section 8.5, except that the IP Interest subject to such Buy-Sell Offer shall consist solely of the Electing Party’s or Offering Party’s interest the Proprietary Index utilized by the New ETF being so removed

(e) Buy-Sell Rights Upon Default Termination. If WisdomTree or Mellon Capital (in each case, the “Non-Defaulting Party”) elects to terminate the Venture pursuant to Section 8.2(b) above, then, notwithstanding any other provision of this Section 8.5 to the contrary, if WisdomTree is the Non-Defaulting Party, Mellon Capital, and if Mellon Capital is the Non-Defaulting Party, WisdomTree (in each case, the “Defaulting Party”), shall have the obligation to commence the process described in this Section 8.5 above upon termination of the Venture and make a Buy-Sell Offer (as the Offering Party) to the Non-Defaulting Party (as the Electing Party). The Parties agree that, in each such case, the Non-Defaulting Party (as the Electing Party) shall be entitled to purchase the IP Interest from the Defaulting Party (as the Offering Party) for a purchase price equal to eighty percent (80%) of the Designated Value, or to sell the IP Interest to the Defaulting Party for a purchase price equal to the full Designated Value, as set forth in the Buy-Sell Offer.

ARTICLE IX

DISPUTE RESOLUTION

9.1 Exclusive Nature. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination or validity thereof (a “Dispute”) shall be resolved in accordance with the procedures set forth in this Article IX. These procedures shall be the sole and exclusive process for the resolution of any such Dispute. However, any Party may seek from a court any interim or provisional relief that may be necessary to protect the rights or property (including Party Confidential Information) of that Party, pending the arbitral tribunal’s determination of the merits of the controversy.

9.2 Mediation and Arbitration. If the Dispute has not been resolved by negotiation as provided in Section 5.4 herein, upon the written request of either WisdomTree or Mellon Capital, the Parties agree to endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association and judgment upon an award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The number of arbitrators shall be three, one chosen by each of WisdomTree and Mellon Capital with the third, who shall be the chairman, chosen by the two arbitrators chosen by WisdomTree and Mellon Capital. The place of arbitration shall be New York, New York.

9.3 Dispute Resolution Confidentiality. All submissions and proceedings held pursuant to this Section 9.3 shall be confidential and none of the Parties or the mediator or arbitrators may disclose the existence, content, or results of any mediation or arbitration hereunder without the prior written consent of both WisdomTree and Mellon Capital unless otherwise required by law to do so. All negotiations held pursuant to Section 5.4 shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

ARTICLE X

MISCELLANEOUS

10.1 Confidentiality.

(a) Except as expressly provided for in this Agreement, any of the other Ancillary Agreement or any other agreement entered into by the Parties, each of WisdomTree and Mellon Capital shall, and shall cause its Affiliates (including the other WisdomTree Parties or Mellon Parties, as the case may be) and its and their officers, directors, employees, agents and subcontractors (collectively, “Representatives”) to, keep confidential any and all patent applications, copyrights, mask words, technical, commercial, scientific and other proprietary data, trade secrets, processes, documents or other information or physical objects (including, without limitation, materials, specifications, schematics, marketing data, agreements between any party and a third party, license applications, customer lists and business plans and projections of any Party) and all index or other intellectual property acquired from another Party, its Affiliates or any of their respective Representatives (collectively, the “Disclosing Party”) (whether such information is furnished in oral or written form or whether such information is observed) in respect of the transactions contemplated by this Agreement and the Ancillary Agreements and which relates (in the case of a Party) to the other Party or any of its Affiliates or their respective businesses or products (“Party Confidential Information”), and each of WisdomTree and Mellon Capital shall not disclose to any person directly or indirectly, and shall cause its respective Affiliates and Representatives not to disclose directly or indirectly, any Party Confidential Information to anyone outside such Person, such Affiliates and their respective Representatives, other than in connection with the business of the Venture.

(b) Except as otherwise provided in this Agreement or determined by the Steering Committee, each Party will keep confidential, will not disclose, will not use outside of the Venture, and will otherwise retain in strictest confidence concepts, ideas, designs, know-how, methods, data, processes, formulae, compositions, improvements, inventions, discoveries, product specifications, past, current and planned research and development and distribution methods and processes, lists of actual or potential customers or suppliers, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures, in each case developed jointly by the Parties during the course of the Venture, and any other written or other information concerning the Venture not generally known to the public (“Venture Confidential Information”). This Agreement is not Venture Confidential Information.

(c) The foregoing restrictions shall not apply to any information disclosed hereunder to any Party (the “Receiving Party”) who can demonstrate that such Party Confidential Information or Venture Confidential Information (collectively, the “Confidential Information”):

(i) is or hereafter becomes generally available to the trade or public other than by reason of any breach hereof;

(ii) was already known to the Receiving Party or such Affiliate or Representative as shown by written records;

(iii) is necessary or desirable in order to comply with federal or state securities laws or the rules of any Exchange on which securities of the Receiving Party or any of its Affiliates are listed;

(iv) is being made in connection with the sale, transfer or other disposition, in whole or in part, of the Receiving Party’s interest in the Venture or the Proprietary Indices in accordance with this Agreement (but then only if disclosure is subject to a non-disclosure agreement then customary in such transactions and as to which the Disclosing Party is a third-party beneficiary); or

(v) is disclosed to the Receiving Party or such Affiliate or Representative by a third party who has the right to disclose such information.

In addition, the foregoing restrictions shall not apply to a Purchasing Party with respect to Confidential Information that is a part of or otherwise relates to the IP Interests acquired by such Purchasing Party.

(d) If required by order of any government authority, a Receiving Party or Affiliate, may disclose to such authority, Confidential Information to the extent required by such order; provided, however, that (i) with respect to Party Confidential Information, such Receiving Party shall have first notified the relevant Disclosing Parties of such order and (ii) with respect to Venture Confidential Information, such Receiving Party shall have first notified the Steering Committee of such order. The Receiving Party subject to the order shall cooperate reasonably with the Disclosing Party (in the case of Party Confidential Information) or the Steering Committee (in the case of Venture Confidential Information) in the event that the Disclosing Parties or the Steering Committee shall seek to obtain, solely at their expense (provided that any expense incurred at the direction of the Steering Committee shall be treated as Costs), a protective order (including but not limited to “confidentiality treatment” pursuant to U.S. securities laws) to maintain the confidentiality of such data, information or materials.

(e) Other than as provided in this Agreement, WisdomTree agrees that it shall not (and shall not permit any of its Affiliates to) at any time use any Mellon Party’s Party Confidential Information, and Mellon Capital agrees that it shall not (and shall not permit any of its Affiliates to) at any time use any WisdomTree Party’s Party Confidential Information, for any purpose whatsoever, without the prior written consent of the other Party. The obligations set forth in this Section 10.1(e) shall extend to copies, if any, of Party Confidential Information made by any of the persons referred to herein and to documents prepared by such Persons which embody or contain Party Confidential Information.

(f) Each Party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge and shall take reasonable steps to maintain the risk of disclosure of Confidential Information.

(g) The Receiving Party acknowledges and agrees that due to the unique nature of the Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Venture or with the Disclosing Party resulting in irreparable harm to the other Parties or to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the other Parties (in the case of Venture Confidential Information) or the Disclosing Party (in the case of Party Confidential Information) shall be entitled to obtain appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney’s fees, in connection with any breach or enforcement of the Receiving

Party’s obligations hereunder or the unauthorized use or release of any such Confidential Information. The Receiving Party will notify the other Parties (in the case of Venture Confidential Information) or the Disclosing Party (in the case of Party Confidential Information) in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 10.1 will constitute a material breach of this Agreement.

(h) Upon termination of this Agreement, a Receiving Party shall discontinue use of the Party Confidential Information and any portion thereof, and return all such Party Confidential Information in its possession to the Disclosing Party, including all copies thereof, provided, however that, notwithstanding the foregoing, each Party and its Representatives may retain solely for compliance purposes copies of the Party Confidential Information pursuant to internal document retention policies and shall not be required to delete archived backup materials provides that any Party Confidential Information so retained will continue to held confidential following termination of this Agreement.

(i) The obligations set forth in this Section 10.1 shall survive for five years following the termination of the Agreement.

10.2 Notices. Any notice hereunder shall be deemed sufficiently given by one Party to another if in writing and if and when delivered or tendered either in person or by the deposit of it in the United States mail in a sealed envelope, registered or certified, with postage prepaid, addressed to the person to whom such notice is being given at such person’s address appearing on the records of the Company or such other address as may have been given by such person to the Company for the purposes of notice in accordance with this Section 10.2. A notice not given as above shall, if it is in writing, be deemed given if and when actually received by the Party to whom it is required or permitted to be given.

10.3 Governing Law. Except for the application of the United States Arbitration Act (9 U.S.C. §§ 1–16) to dispute resolution as provided in this Agreement, this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

10.4 Captions. The captions to the section, subsections and paragraphs in this Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.

10.5 Counterparts; Facsimile Transmission. This Agreement and all amendments hereto may be executed in several counterparts and each counterpart shall constitute a duplicate original of the same instrument. Signatures sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof by such signatory party.

10.6 Severability. Any provision hereof prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding Agreement enforceable in accordance with its terms.

10.7 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective representatives, successors, and permitted assigns, in accordance with the terms hereof. Neither the WisdomTree Parties nor the Mellon Parties may assign this Agreement without the prior written consent of Mellon Capital (in the case of an assignment by a WisdomTree Party) or WisdomTree (in the case of an assignment by a Mellon Party), except that any Party may, at their sole expense, assign its rights under this Agreement to a wholly-owned subsidiary or the parent corporation of the assigning Party provided, however, that no assignment shall in any way affect a Party’s obligations or liabilities under this Agreement.

10.8 Modification; Waiver. Any amendment, change or modification to this Agreement shall be void unless in writing and signed by all Parties hereto. No failure or delay by a Party hereto in exercising any right, power or privilege hereunder, and no course of dealing between or among any of the Parties, shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

10.9 Publicity. No press release or announcement concerning the transactions contemplated hereby shall be issued by either the WisdomTree Parties or the Mellon Parties without the prior consent of Mellon Capital or WisdomTree, respectively, except as such release or announcement may be required by law, rule or regulation of an Exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance or filing.

10.10 Entire and Sole Agreement. This Agreement and the other exhibits, schedules and agreements referred to herein, constitute the entire agreement between the Parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

10.11 Further Assurances. From time to time after the Effective Date, each WisdomTree Party or Mellon Party will execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as the other Parties may reasonably request in order to consummate the transactions contemplated hereby.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WISDOMTREE INVESTMENTS, INC.

By:	/s/ Jonathan Steinberg
Name: Jonathan Steinberg
Title: Chief Executive Officer

MELLON CAPITAL MANAGEMENT CORPORATION

By:	/s/ Gabriela Parcella
Name: Gabriela Parcella
Title: EVP & Chief Operating Officer

WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/ Bruce Lavine
Name: Bruce Lavine
Title: President and Chief Operating Officer

THE DREYFUS CORPORATION

By:	/s/ J. David Officer
Name: J. David Officer
Title: Vice Chairman & C.O.O.

EXHIBIT A

SUBADVISORY AGREEMENT

SUB-ADVISORY AGREEMENT

AGREEMENT, dated as of                 , 2008, by and between WisdomTree Asset Management, Inc. (the “Investment Adviser”), a Delaware corporation having its principal office and place of business at 380 Madison Avenue, 21st Floor, New York, NY 10017, and Mellon Capital Management Corporation (“Mellon Capital”), a Delaware corporation having its principal office and place of business at 50 Fremont Street, Suite 3900, San Francisco, California 94105, and The Dreyfus Corporation (“Dreyfus”), a New York corporation having its principal office and place of business at 200 Park Avenue, New York, New York 10166.

WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of             , 2008 (the “Advisory Agreement”) with WisdomTree Trust (“Trust”) an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”);

WHEREAS, each of Mellon Capital and Dreyfus (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”; for the avoidance of doubt, any reference to the “Sub-Adviser” shall mean each of the Sub-Advisers) is registered as an investment adviser under the Advisers Act;

WHEREAS, the Board of Trustees of the Trust and the Investment Adviser desire to retain each of the Sub-Advisers to render investment advisory and other services with respect to each of the funds specified under the Sub-Adviser’s name in Appendix A hereto, as amended from time to time, each a series of the Trust (each a “Fund” and collectively, the “Funds”), in the manner and on the terms hereinafter set forth;

WHEREAS, the Investment Adviser has the authority under the Advisory Agreement with the Trust to select sub-advisers for each Fund of the Trust;

WHEREAS, this Sub-Advisory Agreement is one of the “Ancillary Agreements” referred to in that certain Mutual Participation Agreement by and among the Adviser, the Sub-Advisers and WisdomTree Investments, Inc., dated as of January __, 2008 (as further amended, modified or supplemented, the “MPA”); and

WHEREAS, each Sub-Adviser is willing to furnish such services to the Investment Adviser and each Fund;

NOW, THEREFORE, the Investment Adviser and the Sub-Adviser agree as follows:

1.	APPOINTMENT OF THE SUB-ADVISER

The Investment Adviser hereby appoints each Sub-Adviser to act as an investment adviser for each Fund specified under such Sub-Adviser’s name on Appendix A hereto, subject to the supervision and oversight of the Investment Adviser and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. Each Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Investment Adviser in any way or otherwise be deemed an agent of the Trust or the Investment Adviser except as expressly authorized in this Agreement or another writing by the Trust, the Investment Adviser and the Sub-Adviser.

2. ACCEPTANCE OF APPOINTMENT

Each Sub-Adviser accepts that appointment for the Funds specified under its name on Appendix A hereto and agrees to render the services herein set forth, for the compensation herein provided.

The assets of each Fund will be maintained in the custody of a custodian (who shall be identified by the Investment Adviser in writing). If the Sub-Adviser is responsible for only a portion of a Fund’s assets, the Investment Adviser will specify on Appendix A or otherwise designate to the Sub-Adviser in writing the portion of the assets for which the Sub-Adviser is responsible, and, unless the context otherwise requires, any reference to a “Fund” in this Agreement shall be deemed to refer only to such designated portion of the Fund’s assets. The Sub-Adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reasonable reliance on instructions of the Sub-Adviser.

3. SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

A. As adviser to each Fund specified under a Sub-Adviser’s name on Appendix A, the Sub-Adviser will coordinate the investment and reinvestment of the assets of the Fund and determine the composition of the assets of the Fund, in accordance with the terms of this Agreement, each Fund’s Prospectus and Statement of Additional Information and subject to the direction, supervision and control of the Investment Adviser and the Trustees of the Trust.

B. As part of the services it will provide hereunder, the Sub-Adviser will:

(i) formulate and implement a continuous investment program and portfolio management compliance and reporting program for each Fund;

(ii) take whatever steps it deems necessary or advisable to implement the investment program for each Fund by arranging for the purchase and sale of securities and other investments;

(iii) keep the Investment Adviser fully informed on an ongoing basis of all material facts concerning the investment and reinvestment of the assets of each Fund and the operations of the Sub-Adviser relating thereto, make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Investment Adviser or the Trustees of the Trust, and attend meetings with the Investment Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing;

(iv) if requested by the Investment Adviser, provide advice about the fair value of the securities and other investments/assets in the Fund; provided, however, that the parties acknowledge that the Trust is responsible for any fair value pricing; and

(v) cooperate with and provide reasonable assistance to the Investment Adviser, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust and the Investment Adviser, keep all such persons fully informed as to such matters as the Sub-Adviser considers in good faith to be necessary to the performance of their obligations to the Trust and the Investment Adviser, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

C. In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with the following: (i) the then effective Prospectus and Statement of Additional Information of the Trust filed with the Securities and Exchange Commission (“SEC”) and delivered to the Sub-Adviser, as the same may be thereafter modified, amended and/or supplemented (“Prospectus and SAI”); (ii) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund(s); and (iii) any order or no-action letter of the SEC governing the operation of the Trust. Prior to the commencement of the Sub-Adviser’s services hereunder, the Investment Adviser shall provide the Sub-Adviser with current copies of the Prospectus and SAI, any order or no-action letter of the SEC governing the operation of the Trust, and any relevant compliance and other policies and procedures that are adopted by the Board of Trustees and agreed upon with the Sub-Adviser. The Investment Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned documents and, except as may be required by the Advisers Act or other applicable law or regulation, Sub-Adviser will not need to comply until a copy has been provided to the Sub-Adviser and agreed upon.

D. The Sub-Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and (ii) administrative facilities, including maintaining records, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement.

E. The Sub-Adviser will select brokers and dealers to effect all Fund transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for each Fund in accordance with applicable federal and state laws and regulations. In placing any orders for the purchase or sale of investments for each Fund, in the name of the Fund or its nominees, the Sub-Adviser shall seek to obtain for the Fund “best execution,” considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will Fund securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws and regulations applicable to the Trust and the Fund.

F. The Sub-Adviser is not authorized to engage in “soft-dollar” transactions on behalf of the Funds, except that the Sub-Adviser may engage in transactions permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), only with the express written approval of the Investment Adviser or the Trust’s Board of Trustees.

G. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund(s) as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a fair and reasonable result and efficient execution, provided that the Sub-Adviser does not favor any account over any other account. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to its other clients over time. The Investment Adviser agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Fund. The Investment Adviser also acknowledges that the Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund, and that the Sub-Adviser will carry out its duties hereunder together with its duties under such relationships.

H. The Sub-Adviser will provide the Investment Adviser with copies of the Sub-Adviser’s current policies and procedures adopted in accordance with Rule 206(4)-7 under the Adviser Act. To the extent the Funds are required by the Investment Company Act to adopt any such policy or procedure, the Investment Adviser will submit such policy or procedure to the Trust’s Board of Trustees for adoption by each of the Funds, with such modifications or additions thereto as the Board of Trustees or Investment Adviser may recommend with the concurrence of the Sub-Adviser. The Sub-Adviser shall furnish the services hereunder to the Fund in accordance with this Section 3 and such policies and procedures.

I. The Sub-Adviser will maintain all accounts, books and records with respect to each Fund as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC any report on Form 13F or Schedule 13G and any amendments thereto, required by the Exchange Act, with respect to its duties as are set forth herein.

J. The Sub-Adviser will, unless and until otherwise directed by the Investment Adviser or the Board of Trustees, exercise all rights of security holders with respect to securities held by each Fund, including, but not limited to: voting proxies in accordance with the Sub-Adviser’s then-current proxy voting policies (provided such policies have been approved by the Trust’s Board of Trustees), converting, tendering, exchanging or redeeming securities.

4. COMPENSATION OF SUB-ADVISER; PAYMENT OF FEES UNDER CERTAIN ANCILLARY AGREEMENTS

A. Each Sub-Adviser shall be entitled to receive a monthly fee with respect to each Fund for which it serves as Sub-Adviser equal to one-half (1/2) of the fee paid to the Investment Adviser with respect to such Fund pursuant to the Advisory Agreement. The fee shall be accrued on a daily basis and payable in accordance with the terms of the MPA.

B. The Investment Adviser acknowledges and agrees that it will inform the Trustees at the time of any approval, amendment or renewal of this Agreement with respect to any Fund, that the fees paid under this Section 4 have been established in recognition that the each Sub-Adviser is paying for certain services that are provided to the Fund as specified in the MPA, in addition to the services provided by each Sub-Adviser under this Agreement, and should be treated as such for all purposes of the Investment Company Act, including without limitation, Section 36 thereof. The Sub-Advisers shall cooperate with the Investment Adviser in providing any information that may be required by the Board of Trustees of the Trust in connection with any approval, amendment or renewal of this Agreement.

5. LIABILITY AND INDEMNIFICATION

A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Sub-Adviser nor any of its officers, members or employees (its “Affiliates”) shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Investment Adviser or the Trust as a result of any error of judgment by the Sub-Adviser or its Affiliates with respect to each Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Investment Adviser, its officers, employees, consultants and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (“1933 Act”)) (collectively, “Manager Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on (i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Investment Adviser or the Trust, or the omission of such information, by the Sub-Adviser Indemnitees (as defined below) for use therein.

B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Investment Adviser shall indemnify and hold harmless the Sub-Adviser, its officers, employees, consultants and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Sub-Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of or based on this Agreement; provided however, the Investment Adviser shall not indemnify or hold harmless the Sub-Adviser Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising out of or based on (i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Investment Adviser or the Trust, or the omission of such information, by the Sub-Adviser Indemnities for use therein.

C. A party seeking indemnification hereunder (the “Indemnified Party”) shall (i) provide prompt notice to the other of any claim (“Claim”) for which it intends to seek indemnification, (ii) grant control of the defense and /or settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party shall have the right at its own expense to participate in the defense of any Claim, but shall not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification shall not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

D. Notwithstanding anything in this Agreement to the contrary contained herein, the Sub-Adviser shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Investment Adviser or the Trust resulting from any event beyond the reasonable control of the Sub-Adviser or its agents, including but not limited to, nationalization, expropriation, devaluation, seizure, or similar unusual actions by any governmental authority, de facto or de jure; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or acts of war, terrorism, insurrection or revolution; or acts of God (collectively, “Force Majeure Events”). Upon the occurrence of a Force Majeure Event, the Sub-Adviser, shall endeavor to recommence performance or observance without delay, in a manner consistent with its obligations under the Advisers Act, the Investment Company Act and as a fiduciary of the Trust.

6. REPRESENTATIONS OF THE INVESTMENT ADVISER

The Investment Adviser represents, warrants and agrees that:

A. The Investment Adviser has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby.

B. The Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Adviser with a copy of such code of ethics.

C. The Investment Adviser (i) will be registered as an investment adviser under the Advisers Act prior to the commencement of operation of the Funds and thereafter will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

D. The Investment Adviser acknowledges receipt of Part II of Sub-Adviser’s Form ADV at least 48 hours prior to entering into this Agreement, as required by Rule 204-3 under the Advisers Act.

E. The Investment Adviser shall direct the Trust’s custodian to provide timely information to the Sub-Adviser regarding such matters as the composition of assets in the portion of each Fund managed by the Sub-Adviser, cash requirements and cash available for investment in such portion of each such Fund, and all other information as may be reasonably necessary for the Sub-Adviser to perform its duties hereunder.

7. REPRESENTATIONS OF THE SUB-ADVISER

The Sub-Adviser represents, warrants and agrees as follows:

A. The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Sub-Adviser will also promptly notify each Fund and the Investment Adviser if it is served or otherwise receives notice of any material action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Fund(s) or the Sub-Adviser, provided, however, that routine regulatory examinations of the Sub-Adviser shall not be required to be reported by this provision. Any notification will be considered prompt if it is given in a manner consistent with the Sub-Adviser’s fiduciary and other obligations under the Advisers Act and contemporaneously with any regulatory filing or notice to other affected parties within the time that such filing or notice is required by applicable law.

B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the Sub-Adviser shall certify to the Investment Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Investment Adviser, the Sub-Adviser shall permit the Investment Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and Rule 204A-1(b) and all other records relevant to the Sub-Adviser’s code of ethics.

C. The Sub-Adviser has provided the Investment Adviser with a copy of its Form ADV which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, will provide a copy of Part II annually, and promptly will furnish a copy of all material amendments to the Investment Adviser.

D. The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

E. The Sub-Adviser agrees not to consult with (i) other subadvisers to a Fund, if any, (ii) other subadvisers to any other Fund of the Trust, or (iii) other subadvisers to an investment company under common control with any Fund, concerning transactions for a Fund in securities or other assets.

8. NON-EXCLUSIVITY

The services of the Sub-Adviser to the Investment Adviser, the Fund(s) and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

9. SUPPLEMENTAL ARRANGEMENTS

The Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by such Sub-Adviser hereunder, provided that no such person shall perform any services with respect to the Fund(s) that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Investment Adviser nor the Trust shall have any obligations with respect thereto or otherwise arising under the Agreement.

10. REGULATION

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations and shall promptly provide the Advisor and Trust with copies of such information, reports and materials.

11. RECORDS

The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its business. In the event of the termination of this Agreement, such other records shall promptly be returned to the Trust by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation. The Investment

Adviser and the Sub-Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

12. DURATION OF AGREEMENT

This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect with respect to a Fund unless it has first been approved: (i) by a vote of a majority of those trustees of the Trust who are not “interested persons” (as defined in the Investment Company Act) of any party to this Agreement (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund’s outstanding securities. This Agreement shall continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Additional Funds may be added to Appendix A by written agreement of the Investment Adviser and the Sub-Adviser and only after the approval by the Board of Trustees of the Trust, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting such approval and, if required under the Investment Company Act, a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund.

13. TERMINATION OF AGREEMENT

A. This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by the Board of Trustees, or by the vote of a majority of the outstanding voting securities of such Fund, each on sixty (60) days’ written notice to the Investment Adviser and the Sub-Adviser. This Agreement will automatically terminate, without the payment of any penalty in the event the Investment Advisory Agreement between the Investment Adviser and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason.

B. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice. Any “assignment” (as that term is defined in the Investment Company Act) of this Agreement will result in automatic termination of this Agreement. The Sub-Adviser will notify the Trust and the Investment Adviser of any such assignment and of any changes in key personnel who are either the portfolio manager(s) of the Funds named in the Prospectus and/or SAI, or senior management of the Sub-Adviser, in each case prior to or promptly after, such change. The Sub-Adviser agrees to bear all reasonable legal, printing, mailing, proxy and related expenses of the Trust and the Investment Adviser, if any, arising out of an assignment of this Agreement by the Sub-Adviser.

C. Following the termination of the MPA for any reason, the Investment Adviser or the Sub-Advisers may terminate this Agreement with respect to any Fund upon at least one hundred twenty (120) days’ written notice to the other. In such an event, the Sub-Advisers agree to reasonably cooperate with the Trust and the Investment Adviser in connection with the transition of subadvisory services relating to such Fund(s) to another Subadviser.

14. AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties with respect to any Fund only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of such Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Trust.

15. ASSIGNMENT

The Sub-Adviser shall not assign or transfer its rights and obligations under this Agreement. Any assignment (as that term is defined in the Investment Company Act) of the Agreement shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. The Sub-Adviser agrees to bear all reasonable legal, printing, mailing, proxy and related expenses of the Trust and the Investment Adviser, if any, arising out of any assignment of this Agreement by the Sub-Adviser. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder.

16. ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to each Fund.

17. HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

18. USE OF SUB-ADVISERS’ NAMES

The parties agree that the names of the Sub-Advisers, the names of any affiliated persons of the Sub-Advisers and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Advisers and their affiliated persons. The Sub-Advisers have granted to the Trust a limited license to use such name, derivatives, logos, trademarks or service marks or trade names under the terms of a License Agreement (as defined in the MPA). However, upon any termination of the License Agreement prior to the termination of this Agreement, the Investment Adviser and the Trust may continue to use such name, derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Advisers. Any such use following the termination of the License Agreement shall be subject to the following terms and conditions:

A. The Investment Adviser and the Trust agree that they will review with the Sub-Advisers any advertisement, sales literature or notice prior to its use that makes reference to the Sub-Advisers or their affiliated persons, or any such name, derivatives, logos, trademarks, service marks or trade names, so that the Sub-Advisers may review the context in which it is referred, it being agreed that the Sub-Advisers shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations.

B. Upon termination of this Agreement, the Investment Adviser and the Trust shall forthwith cease to use such name, derivatives, logos, trademarks or service marks or trade names.

C. If the Investment Adviser or the Trust makes any unauthorized use of the Sub-Advisers names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Sub-Advisers shall suffer irreparable harm for which monetary damages may be inadequate and, thus, the Sub-Advisers shall be entitled to injunctive relief, as well as any other remedy available under law.

In addition, the Investment Adviser and the Trust may use the name of the Sub-Adviser in a factual manner if such use is a fair use or nominative use under the Lanham Act (such as, for example, in regulatory filings made with the SEC or any SRO or in other documents as required by SEC or SRO regulations). Nothing in this Section 18 shall be deemed to have amended, modified or limited the License Agreement in any respect.

19. NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

For: Mellon Capital Management Corporation

Attention: Manager of Client Service

50 Fremont Street, Suite 3900

San Francisco, CA 94105

With a copy to:

Mellon Capital Management Corporation

Attention: Legal Department

50 Fremont Street, Suite 3900

San Francisco, CA 94105

For: The Dreyfus Corporation

Attention: Phil Maisano

200 Park Avenue

New York, NY 10166

With a copy to:

The Dreyfus Corporation

Attention: Michael Rosenberg

200 Park Avenue

New York, NY 10166

For: WisdomTree Asset Management, Inc.

Jonathan Steinberg

380 Madison Ave.

21st Floor

New York, NY 10017

With a copy to:

WisdomTree Asset Management, Inc.

Attn: Legal Department

380 Madison Ave 21st Floor

New York, NY 10017

20. SEVERABILITY AND SURVIVAL

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein. Sections 5, 11 and 20 shall survive the termination of this Agreement.

21. TRUST AND SHAREHOLDER LIABILITY

The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Declaration and agrees that obligations, if any, assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Fund. The Sub-Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund(s), nor from the Trustees or any individual Trustee of the Trust.

22. GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

23. INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

This Agreement has been executed as a single Agreement for purposes of convenience only and shall be interpreted as if each Sub-Adviser had entered into a separate Agreement with the Investment Adviser to provide services to each individual Fund specified on Appendix A under such Sub-Adviser’s name.

24. CONFIDENTIALITY

Each party shall treat as confidential all Confidential Information of the other (as that term is defined below) and use such information only in furtherance of the purposes of this Agreement. Each Party shall limit access to the Confidential Information to its Affiliates, employees, consultants, auditors and regulators who reasonably require access to such Confidential Information, and otherwise maintain policies and procedures designed to prevent disclosure of the Confidential Information. For purposes of this Agreement, Confidential Information shall include all non-public business and financial information, methods, plans, techniques, processes, documents and trade secrets of a Party. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder; (ii) is furnished to Licensee by a third party having a lawful right to do so; or (iii) was known to Licensee at the time of the disclosure. Each Party shall give prompt notice to the other of any requests or demands for any Confidential Information made under lawful process by any third parties, prior to disclosure or furnishing of such Confidential Information. Each Party agrees to reasonably cooperate with the other, at the other’s expense, in seeking reasonable protective arrangements to prevent, limit or restrict the disclosure of Confidential Information pursuant to such lawful process. This Agreement shall not be deemed to be Confidential Information.

25. AUTHORITY TO EXECUTE TRANSACTION DOCUMENTS

Subject to any other written instructions of the Investment Adviser or the Trust, each Sub-Adviser is hereby appointed agent and attorney-in-fact for the limited purposes of executing on behalf of any Fund specified under such Sub-Adviser’s name on Appendix A hereto: account documentation, transaction term sheets and confirmations, certifications regarding the Fund’s status as an accredited investor, qualified institutional buyer or qualified purchaser and certifications regarding other factual matters as may be requested by brokers, dealers or counter parties in connection with its management of the Fund’s assets. However, nothing in this Section 24 shall be construed as imposing a duty on a Sub-Adviser to act in its capacity as attorney-in-fact for the Fund. Any person dealing with a Sub-Adviser in its capacity as attorney-in-fact hereunder for the Fund is hereby expressly put on notice that Sub-Adviser is acting solely in the capacity as an agent of the Fund and that any such person must look solely to the Fund for enforcement of any claim against Fund, as the Sub-Adviser assumes no personal liability to such person whatsoever for obligations of the Fund entered into by Sub-Adviser in its capacity as attorney-in-fact for the Fund.

26. COUNTERPARTS

This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON CAPITAL MANAGEMENT CORPORATION

By:		By:
	Name: Jonathan Steinberg		Name:
	Title: Chief Executive Officer		Title:

THE DREYFUS CORPORATION

By:
Name:
Title:

APPENDIX A

TO

SUB-ADVISORY AGREEMENT

I.	FUNDS FOR WHICH DREYFUS ACTS AS SUB-ADVISER

The Investment Adviser hereby appoints Dreyfus, and Dreyfus hereby accepts appointment as, the Sub-Adviser for the Funds set forth above.

WISDOMTREE ASSET MANAGEMENT, INC.		THE DREYFUS CORPORATION

By:		By:
	Name: Jonathan Steinberg		Name:
	Title: Chief Executive Officer		Title:

II.	FUNDS FOR WHICH MELLON CAPITAL ACTS AS SUB-ADVISER

The Investment Adviser hereby appoints Mellon Capital, and Mellon Capital hereby accepts appointment as, the Sub-Adviser for the Funds set forth above.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON CAPITAL MANAGEMENT CORPORATION

By:		By:
	Name: Jonathan Steinberg		Name:
	Title: Chief Executive Officer		Title:

A-1

EXHIBIT B

COSTS AND EXPENSES

Fund Costs

Fund Costs shall be calculated in accordance with Section 4.3(a) herein, and shall include the following categories of costs, fees and expenses with respect to each New ETF:

1.	Costs incurred in connection with the formation, organization, and initial and ongoing registration of the New ETFs.

2.	Exchange listing fees.

3.	Audit and tax advice, preparation, review and filing fees.

4.	Non-Audit tax, accounting or similar services, such as consulting, PFIC analysis and non-U.S. tax agent services.

5.	Legal fees (other than those excluded by the terms of the Advisory Agreement, the Sub-Advisory Agreement and this Agreement).

6.	Printing, filing, copying, faxing and mailing fees.

7.	Fees imposed by the SEC and any other regulatory bodies, including SROs.

8.	Index calculation fees.

9.	Index dissemination fees.

10.	Indicative optimized portfolio value calculation and dissemination fees.

11.	Data licensing fees.

12.	Back testing fees.

13.	Distributor costs (including those of ALPS).

14.	Proxy voting and reporting costs.

15.	Trailer Fees payable to Treasury Equity LLC under Sections 1.5(e) and 1.5(f) of that certain Agreement dated March 12, 2007 between WisdomTree Investments, Inc. and Treasury Equity, LLC, a summary description of which is annexed to this Exhibit B.

Promotional Costs

Promotional Costs shall be calculated in accordance with Section 4.3(b) herein, and shall include, but are not limited to, the following costs, fees and expenses with respect to each New ETF:

1.	Conference and other event sponsorship expenses.

2.	Advertising costs.

3.	Promotional items.

4.	Marketing materials

5.	Travel and entertainment expenses as set forth in the Business Plan.

ANNEX TO EXHIBIT B

Summary of Required Payments to Treasury Equity, LLC under Sections 1.5(e) and (f) of the Asset Purchase Agreement dated March 12, 2007 between WisdomTree Investments, Inc. and Treasury Equity, LLC

(a) For and during the period commencing on that day the assets under management of all of WisdomTree’s 1940 Act Currency ETFs (as defined below) that have been launched within five years from the date the first WisdomTree 1940 Act Currency ETF was launched by WisdomTree (hereinafter called “WisdomTree’s Trailer Paying 1940 Act Currency ETFs”) first equals or exceeds $1 billion and continuing until March 12, 2017, WisdomTree shall pay to Treasury Equity the lesser of: (i) three basis points (0.03%) of the combined daily net assets of WisdomTree’s Trailer Paying 1940 Act Currency ETFs in excess of $1 billion and (ii) 10% of gross revenues of WisdomTree derived from WisdomTree’s Trailer Paying 1940 Act Currency ETFs based upon the combined daily net assets of WisdomTree’s Trailer Paying 1040 Act Currency ETFs in excess of $1 billion; and

(b) For a period of ten years after the date the first WisdomTree 1940 Act Currency ETF was launched by WisdomTree, (i) 10% of gross revenue received by WisdomTree from licensing to third parties the intellectual property embodied in any one or more of the Patent Applications of Treasury Equity assigned to WisdomTree; and (ii) one and one-half basis points (0.015%) of the combined daily net assets under WisdomTree’s management of all 1940 Act ETFs (other than any 1940 Act Currency ETF with respect to which consideration is or may be otherwise be payable to Treasury Equity by WisdomTree (including the forgoing paragraph (a) above) that (A) use or employ any of the intellectual property embodied in any one or more of the Patent Applications of Treasury Equity assigned to WisdomTree; (B) that invests substantially all of its assets in a pool of (z) money market and other short term securities that have a maturity of 60 days or less and (y) futures or forward contracts relating to tangible commodities and that are listed on a U.S. national securities exchange.

For purposes of this Agreement a “1940 Act ETF” means any pooled investment vehicle registered as an investment company under the Investment Company Act of 1940 that issues and redeems shares or units of interest only in large aggregations commonly known as “creation units” and whose shares or units of interest are listed and traded on any recognized United States or foreign securities exchange. For purposes of this Agreement, the parties intend that the definition of a “1940 Act Currency ETF” will include and be limited to 1940 Act ETFs that have an investment purpose that provides investment exposure to at least two currencies. Accordingly, for purposes of this Agreement, a “1940 Act Currency ETF” means any 1940 Act ETF that invests substantially all of its assets in a pool of money market or other short term securities that have a maturity of 60 days or less, denominated in one or more currencies, but if the money market or other short term securities are denominated in only one currency that currency must either (i) be a currency other than the currency in which the ETF Shares of such 1940 Act ETF are quoted on the principal exchange for such ETF Shares, or (ii) the portfolio held by the 1940 Act ETF must include either (A) futures or forward contracts or other derivative instruments with respect to a currency or currencies other than the currency in which the money market or other short term securities are denominated or (B) futures or forward contracts or other derivative instruments with respect to the same currency in which the money market or other short term securities are denominated, but the value of which contracts or instruments is related to the value of such currency as compared to the value of the currency or currencies of another country or countries;

EXHIBIT C

PARTY MARKS

Mellon Party Marks

Dreyfus

WisdomTree Marks

WisdomTree

E-1

EXHIBIT D-1

RESERVED

D-1

EXHIBIT D-2

RESERVED

D-1

EXHIBIT E

LIST OF COMPANIES UNDER SECTION 7.2(d)(ii)

Barclays Global Investors

Bear Stearns Asset Mgmt

Claymore

First Trust

Grail Partners

PowerShares

ProShares

Rydex

State Street Global Advisors

Van Eck

Vanguard

XShares

G-1